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                                                                  EXHIBIT 10(j)



                               EARL SCHEIB, INC.
                            8737 Wilshire Boulevard
                       Beverly Hills, California  90211



                                 March 1, 1995


A. J. Scheib
____________________________
____________________________

Dear Al:

          We are sending you this letter to confirm the arrangements we have agreed upon with regard to your continuing relationship with this Company:

          1. You have resigned as an officer of Earl Scheib, Inc. and its subsidiary corporations. You will be working directly with me, however, on the exciting "New Earl Scheib" paint shop project as "Director of Research and Development". You will devote substantially all of your working time to this effort. This arrangement will continue through December 31, 1996 unless sooner terminated for "good cause" as hereinafter defined. On or after December 31, 1996, either of us can terminate this arrangement upon thirty (30) days written notice.

          2. Your salary as our new Director of Research and Development shall be $98,000 annually, payable bi-monthly, or in accordance with our normal non-officer payroll procedures. You will continue to participate in all of our employee health plans and Executive Care Plan.

          3. You will no longer be provided with a "company car" and you will promptly return to us the 1993 Corvette previously provided to you. You will receive reimbursement for business use of your car based upon mileage and submitted with your normal travel and entertainment reimbursement request. In consideration of your returning your current compact car and foregoing a future company car and returning the Corvette to us, the Company will forgive the $43,440.50 owed by you as of January 31, 1995 to the Company.

          4. For the next two years, the Company will credit $50,000 per year towards your Supplemental Executive Income Plan ("SEIP"). If you elect early retirement on January 1, 1997, you will receive from the SEIP the sum of $3,750.00 each month beginning January 1, 1997 and continuing the first of each month

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A. J. Scheib
March 1, 1995
Page 2

for a total period of 180 months. Such payments shall constitute full payment under the Supplemental Executive Income Agreement dated as of May 1, 1987. Should you remain employed after January 1, 1997, such employment and later payment on your SEIP shall be on terms and conditions as we may mutually agree at that time, provided that, in any event, the credits of $50,000 per year that were previously made will be considered contributions by you to your SEIP.

          5. For purpose of this letter agreement, the phrase "good cause" shall mean any of the following:
           ---

               (a) Your criminal conviction as an Employee, whether or not appeal be taken, of any felony crime involving personal dishonesty, moral turpitude, or willfully violent misconduct;

               (b) Your criminal conviction, whether or not appeal be taken, involving embezzlement or wrongful diversion of Company's funds or assets;

               (c) Your criminal conviction as an Employee, whether or not appeal be taken, for any violation of the federal securities laws relating to "insider trading"; or

               (d) Your (i) providing, or offering to provide, services or engage in or become interested in any business, person, firm, corporation, or other entity or venture engaged in a business that competes with the Company, or (ii) willful violation of the Company's Statement of Policy and Principles of Business Conduct; or (iii) failure to fulfill the duties to which you are assigned in a willful manner.
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A. J. Scheib
March 1, 1995
Page 3


          If the foregoing correctly sets forth our agreement, please sign and return a copy of this letter agreement to us.


                                        Very truly yours,



                                        Daniel A. Seigel
                                        President


Agreed and Accepted:


_____________________________
A. J. Scheib